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NEWS RELEASE

EVEREST REINSURANCE HOLDINGS, INC.
Three Gateway Center, Newark, N. J. 07102-4082

Contact:
Janet Burak Melchione                                   For Immediate Release
Senior Vice President and
General Counsel 201.802.6996

                     EVEREST REINSURANCE NAMES NEW DIRECTOR

NEWARK, New Jersey (June 10, 1996) -- Everest Reinsurance Holdings, Inc. announced today that it has named John R. Dunne to its Board of Directors.

Chairman and Chief Executive Officer Joseph V. Taranto said, "The Company will benefit from John Dunne's broad experience, and we are pleased to have him join our Board." Mr. Dunne is counsel to the Albany law firm of Whiteman, Osterman & Hanna and has served both as a New York State Senator and as an assistant attorney general in the United States Department of Justice. Mr. Dunne was also named to the Board of the Company's principal operating subsidiary, Everest Reinsurance Company.

Through its subsidiaries, Everest Reinsurance Company and Everest Reinsurance Ltd., the Company provides reinsurance to property and casualty insurers both domestically and in international markets. Its subsidiary, Prudential National Insurance Company, which will soon be known as Everest National Insurance Company, provides property and casualty insurance to policyholders in the United States.


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